Exhibit 23.10

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

As independent petroleum engineers, CAWLEY, GILLESPIE & ASSOCIATES, INC., we hereby consent to the inclusion or incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement File No. 333-181531 on Form S-3 (the “Registration Statement”) of information from our firm’s reserves report dated January 16, 2014 entitled Reserve Evaluation BreitBurn Management Company, LLC Interests Total Proved Reserves Postle Area As of December 31, 2013, and all references to our firm included in or made part of the Registration Statement.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

/s/ Robert D. Ravnaas
By:	Robert D. Ravnaas
Title:	President

Fort Worth, Texas

November 21, 2014